HUDSON PACIFIC PROPERTIES, INC.
THIRD QUARTER 2012
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s August 2012 conference call may not occur.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Howard S. Stern	Patrick Whitesell
Managing General Partner, Clarity Partners L.P.	President, Hudson Pacific Properties, Inc.	Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Kay Tidwell
EVP, Operations and Development	EVP, Finance	EVP, General Counsel and Secretary

Alexander Vouvalides	Drew Gordon	Harout Diramerian
SVP, Acquisitions	SVP, Northern California	Chief Accounting Officer

Arthur X. Suazo		Elva Hernandez
Director of Leasing		Operational Controller
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	18
Office properties square feet (in thousands)	4,047
Office properties leased rate as of September 30, 2012(1)	87.0%
Office properties occupied rate as of September 30, 2012(1) (2)	82.7%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	884
Media & entertainment occupied rate as of September 30, 2012(3)	71.0%

Number of land assets owned	5
Land assets square feet (in thousands)(4)	1,947

Market capitalization (in thousands):
Total debt(5)	$358,062
Series A Preferred Units	12,475
Series B Preferred Stock	145,000
Common equity capitalization(6)	918,986
Total market capitalization	$1,434,523
Debt/total market capitalization	25.0%
Series A preferred units & debt/total market capitalization	25.8%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 17.27-19.28
Closing price at quarter end	$18.50
Weighted average fully diluted shares\units outstanding (in thousands)(8)	49,673
Shares of common stock\units outstanding on September 30, 2012 (in thousands)(9)	49,675
__________________________

(1)
Office properties leased rate and occupied rate includes the approximately 51,710 square-foot vacant 275 Brannan, approximately 9,919 square-foot vacant 10900 Washington, approximately 212,319 square-foot recently acquired 901 Market Street, and approximately 241,427 square-foot recently acquired Olympic Bundy Media Campus properties, which the Company is in the process of renovating in anticipation of new tenancy. Excluding 275 Brannan, 10900 Washington, 901 Market Street, and the Olympic Bundy Media Campus, the office properties leased rate and occupied rate was 93.3% and 88.4%, respectively.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended September 30, 2012.

(4)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended September 30, 2012.

(8)
For the quarter ended September 30, 2012. Diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

(9)
This amount represents fully diluted common shares and OP units (including unvested restricted shares) at September 30, 2012, and does not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	September 30, 2012	December 31, 2011
ASSETS
Total investment in real estate, net	$1,183,757	$1,007,175
Cash and cash equivalents	27,288	13,705
Restricted cash	10,697	9,521
Accounts receivable, net	8,833	8,963
Notes receivable	4,000	—
Straight-line rent receivables	14,047	10,801
Deferred leasing costs and lease intangibles, net	74,389	84,131
Deferred finance costs, net	6,331	5,079
Interest rate contracts	92	164
Goodwill	8,754	8,754
Prepaid expenses and other assets	6,630	4,498
TOTAL ASSETS	$1,344,818	$1,152,791

LIABILITIES AND EQUITY
Notes payable	$359,454	$399,871
Accounts payable and accrued liabilities	22,882	12,469
Below-market leases	28,714	22,861
Security deposits	5,974	5,651
Prepaid rent	7,143	10,795
TOTAL LIABILITIES	424,167	451,647

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares and 3,500,000 shares outstanding at September 30, 2012 and December 31, 2011, respectively	145,000	87,500
Common Stock, $0.01 par value 490,000,000 authorized, 47,219,875 shares and 33,840,854 shares outstanding at September 30, 2012 and December 31, 2011, respectively	472	338
Additional paid-in capital	730,783	552,043
Accumulated other comprehensive (deficit) income	(1,283)	(883)
Accumulated deficit	(24,709)	(13,685)
Total Hudson Pacific Properties, Inc. stockholders’ equity	850,263	625,313
Non-controlling common units in the Operating Partnership	57,913	63,356
TOTAL EQUITY	908,176	688,669
TOTAL LIABILITIES AND EQUITY	$1,344,818	$1,152,791

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011
Revenues
Office
Rental	$23,551	$18,950	$68,522	$54,285
Tenant recoveries	4,969	6,206	15,942	16,130
Parking and other	2,545	1,580	7,103	5,989
Total office revenues	31,065	26,736	91,567	76,404

Media & entertainment
Rental	6,075	5,188	17,331	16,260
Tenant recoveries	406	402	1,071	1,261
Other property-related revenue	4,476	4,579	10,797	11,092
Other	44	12	146	111
Total media & entertainment revenues	11,001	10,181	29,345	28,724

Total revenues	42,066	36,917	120,912	105,128

Operating expenses
Office operating expenses	13,042	12,785	38,176	32,592
Media & entertainment operating expenses	6,934	6,123	17,993	17,073
General and administrative	4,157	2,844	12,822	9,052
Depreciation and amortization	13,582	11,036	39,422	33,023
Total operating expenses	37,715	32,788	108,413	91,740

Income from operations	4,351	4,129	12,499	13,388

Other expense (income)
Interest expense	4,511	4,073	13,977	13,245
Interest income	(142)	(36)	(149)	(67)
Acquisition-related expenses	455	762	815	762
Other expenses (income)	(199)	133	(109)	368
	4,625	4,932	14,534	14,308

Net loss	$(274)	$(803)	$(2,035)	$(920)

Less: Net income attributable to preferred stock and units	(3,231)	(2,027)	(9,693)	(6,081)
Less: Net income attributable to restricted shares	(69)	(53)	(226)	(177)
Less: Net income attributable to non-controlling interest in consolidated real estate entities	—	—	—	(803)
Add: Net loss attributable to common units in the Operating Partnership	179	211	704	698
Net loss attributable to Hudson Pacific Properties, Inc. common shareholders	$(3,395)	$(2,672)	$(11,250)	$(7,283)
Net loss attributable to common shareholders’ per share - basic and diluted	$(0.07)	$(0.08)	$(0.28)	$(0.26)
Weighted average shares of common stock outstanding - basic and diluted	46,668,862	33,146,334	39,945,249	28,126,546
Dividends declared per common share	$0.125	$0.125	$0.375	$0.375

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Funds From Operations (FFO) (1)
Net (loss) income	$(274)	$(803)	$(2,035)	$(920)
Adjustments:
Depreciation and amortization of real estate assets	13,582	11,036	39,422	33,023
Less: Net loss (income) attributable to non-controlling interest in consolidated real estate entities	—	—	—	(803)
Less: Net income attributable to preferred stock and units	(3,231)	(2,027)	(9,693)	(6,081)
FFO to common shareholders and unit holders	$10,077	$8,206	$27,694	$25,219
Specified items impacting FFO:
Acquisition-related expenses	455	762	815	762
One-time property tax expenses	918	—	918	—
Master Halco termination revenue	—	—	—	(2,744)
Master Halco non-cash write-off	—	—	—	716
FFO (excluding specified items) to common shareholders and unit holders	$11,450	$8,968	$29,427	$23,953

Weighted average common shares/units outstanding - diluted	49,675	36,183	43,140	31,210
FFO per common share/unit - diluted	$0.20	$0.23	$0.64	$0.81
FFO (excluding specified items) per common share/unit - diluted	$0.21	$0.25	$0.68	$0.77

Adjusted Funds From Operations (AFFO) (1)
FFO	$10,077	$8,206	$27,694	$25,219
Adjustments:
Straight-line rent	(773)	(218)	(3,246)	(2,247)
Amortization of prepaid rent (2)	327	288	967	842
Amortization of above market and below market leases, net	(1,266)	(151)	(2,355)	(365)
Amortization of below market ground lease	61	62	185	204
Amortization of lease buy-out costs	23	23	68	384
Amortization of deferred financing costs and loan premium/discount, net	232	379	876	747
Recurring capital expenditures, tenant improvements and lease commissions	(4,539)	(1,770)	(9,938)	(4,275)
Non-cash compensation expense	1,196	691	3,198	2,004
AFFO	$5,338	$7,510	$17,449	$22,513

Dividends paid to common stock and unit holders	$6,209	$4,523	$16,992	$12,179
AFFO payout ratio	116.3%	60.2%	97.4%	54.1%

______________________________

(1)	See page 18 for Management's Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of September 30, 2012.

			Annual		Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service (1)	Maturity Date	Maturity
Secured Revolving Credit Facility	$10,000	LIBOR+1.55% to 2.20%	$ --	8/3/2016	$10,000
Mortgage loan secured by 625 Second Street (2)	33,700	5.85%	1,999	2/1/2014	33,700
Mortgage loan secured by 6922 Hollywood Boulevard (3)	41,536	5.58%	3,230	1/1/2015	39,422
Mortgage loan secured by Sunset Gower/Sunset Bronson (4)	92,000	LIBOR+3.50%	--	2/11/2016	89,681
Mortgage loan secured by Rincon Center	108,014	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by First Financial (5)	43,000	4.58%	2,002	2/1/2022	36,799
Mortgage loan secured by 10950 Washington	29,812	5.316%	2,639	3/11/2022	24,632
Subtotal	$358,062
Unamortized loan premium, net (6)	1,392
Total	$359,454

______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on September 1, 2011 in connection with the closing of our acquisition of 625 Second Street property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property.

(4)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through its maturity on February 11, 2016. Beginning with the payment due February 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt amortization of $1,113.

(5)
The loan bears interest only for the first two years. Beginning with the payment due March 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt service of $2,639.

(6)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 625 Second Street and 6922 Hollywood Boulevard.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

						Annualized Base Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot

		Percent of Total	Percent Occupied (2)	Percent Leased (2)	Annualized Base Rent (3)
County	Square Feet (1)
San Francisco
Rincon Center	580,850	14.4%	79.4%	79.4%	$17,385,367	$37.70	$3.14
1455 Market Street	1,012,012	25.0%	94.3%	96.7%	13,548,321	14.20	1.18
875 Howard Street	286,270	7.1%	99.0%	99.0%	6,019,799	21.24	1.77
222 Kearny Street	148,797	3.7%	95.9%	97.3%	5,108,388	35.79	2.98
625 Second Street	136,906	3.4%	95.0%	95.0%	5,160,219	39.67	3.31
275 Brannan Street	51,710	1.3%	—%	—%	—		—
901 Market Street	212,319	5.2%	76.1%	76.1%	3,289,678	20.36	1.70
Subtotal	2,428,864	60.1%	87.8%	88.9%	$50,511,771	$23.68	$1.97

Los Angeles
First Financial	222,423	5.5%	81.9%	96.9%	$6,196,274	$34.00	$2.83
Technicolor Building	114,958	2.8%	100.0%	100.0%	4,395,488	38.24	3.19
Del Amo Office Building	113,000	2.8%	100.0%	100.0%	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.5%	75.4%	84.0%	1,930,402	41.84	3.49
10950 Washington	158,873	3.9%	99.7%	99.7%	4,708,404	29.72	2.48
604 Arizona	44,260	1.1%	43.9%	100.0%	781,287	40.20	3.35
6922 Hollywood	205,523	5.1%	91.1%	92.2%	7,592,083	40.57	3.38
10900 Washington	9,919	0.2%	100.0%	100.0%	—	—	—
Olympic Bundy	241,427	6.0%	22.4%	22.4%	1,297,200	24.02	2.00
Subtotal	1,171,607	28.9%	75.6%	81.2%	$29,970,210	$33.85	$2.82

Orange
City Plaza	333,922	8.2%	71.5%	95.2%	$5,722,208	$23.95	$2.00
Subtotal	333,922	8.2%	71.5%	95.2%	$5,722,208	$23.95	$2.00

San Diego
Tierrasanta	112,300	2.8%	81.1%	81.1%	$1,353,740	$14.86	$1.24
Subtotal	112,300	2.8%	81.1%	81.1%	$1,353,740	$14.86	$1.24

TOTAL	4,046,693	100.0%	82.7%	87.0%	$87,557,929	$26.15	$2.18
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2012, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2012, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of September 30, 2012.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	560,339	64.1%	67.5%	$11,579,313	$30.62

Sunset Bronson	313,723	35.9%	77.4%	10,063,792	41.46

	874,062	100.0%	71.0%	$21,643,105	$34.86

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated leasable square feet, which may be less or more than the BOMA rentable area. Square footage may change over time due to remeasurement or releasing. On December 16, 2011 we acquired 20,261 square feet of office property located at 6050 Sunset and 1445 Beechwood, ancillary to our Sunset Gower property. Those acquisitions are reflected in the square footage for Sunset Gower as of December 16, 2011 on a weighted average basis. On September 21, 2012 we acquired 5,921 square feet of office property located at 1455 Gordon, ancillary to our Sunset Gower property. That acquisition is reflected in the square footage for Sunset Gower as of September 21, 2012 on a weighted average basis. As of September 30, 2012, the square footage for Sunset Gower and Sunset Bronson totaled 884,117 square feet, including those acquisitions. Since the percent occupied is determined on a weighted average basis for the 12 months ended September 30, 2012, the square footage for 6050 Sunset, 1445 Beechwood, and 1455 Gordon is also included in the square footage for the media and entertainment properties on a weighted average basis.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended September 30, 2012.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended September 30, 2012, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2012.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration (1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent (2)	Percent of Annualized Base Rent
Bank of America (3)	1	1	Various	832,549	20.6%	$9,409,853	10.7%
AIG	1	1	7/31/2017	148,393	3.7%	6,269,884	7.2%
AT&T	1	1	8/31/2013	155,964	3.9%	5,850,333	6.7%
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.6%	4,454,787	5.1%
GSA (4)	3	2	Various	138,712	3.4%	4,421,116	5.0%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	2.8%	4,395,488	5.0%
NFL Enterprises (5)	2	2	Various	114,508	2.8%	3,282,726	3.7%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	2.8%	3,069,070	3.5%
Trailer Park, Inc.	1	1	9/30/2018	72,101	1.8%	2,790,341	3.2%
J2 Global	1	1	1/31/2020	40,215	1.0%	1,570,499	1.8%
Total	13	12		1,835,297	45.4%	$45,514,097	51.9%

______________________________

(1)	The Bank of America, GSA - U.S. Corps of Engineers, and Saatchi & Saatchi North America, Inc. leases are subject to early termination prior to expiration at the option of the tenant.

(2)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2012, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
Subsequent to the quarter ended September 30, 2012, we completed a lease with Square, Inc. at our 1455 Market property encompassing 246,078 square feet of initial occupancy, and including an expansion option for an additional 81,354 square feet. Pursuant to this lease, Square, Inc. has committed to certain space currently leased to Bank of America. The following summarizes Bank of America's early termination rights by square footage as of September 30, 2012, subject to the pending lease commencements with MTA and Square, Inc.: (1) 38,894 square feet at or around June 30, 2013, subject to satisfaction of certain conditions associated with the lease to MTA; (2) 50,948 square feet at December 31, 2012, 24,438 square feet of which is scheduled to be delivered to Square, Inc. in December, 2012 for lease commencement in February, 2013; (3) 198,272 square feet at December 31, 2013, 25,309 square feet of which is scheduled to be delivered to Square, Inc. in December, 2012 for lease commencement in February, 2013 and another 48,532 of which is scheduled for lease commencement in February, 2014; (4) 331,197 square feet at December 31, 2015, 92,740 square feet of which is scheduled to be delivered to Square, Inc. in January, 2013 for lease commencement in February, 2013 and another 15,741 of which is scheduled to be delivered in June, 2013 for lease commencement in July, 2013; and (5) 213,238 square feet at December 31, 2017. Should Square, Inc. exercise its 81,354 square foot expansion option, such expansion would take a corresponding amount of square footage of Bank of America's early termination right on the remaining 124,431 square feet (original 198,272 square feet less the 73,841 mentioned above) at December 31, 2013, for a scheduled lease commencement with Square, Inc. in February, 2014.

(4)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; and (3) 42,811 square feet at 901 Market Street expiring on July 31, 2021.

(5)
NFL Enterprises expirations by property and square footage: (1) 104,589 square feet at 10950 Washington expiring on March 31, 2015; and (2) 9,919 square feet at 10900 Washington under a month-to-month lease for tenant improvement purposes, pending execution of longer term lease.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	148,048
Number of leases	16

Gross New Leasing Activity
Rentable square feet	117,673
New cash rate	$17.83
Number of leases	11

Gross Renewal Leasing Activity
Rentable square feet	30,375
Renewal cash rate	$25.01
Number of leases	5

Net Absorption
Leased rentable square feet	(94,708)

Cash Rent Growth (1)
Expiring Rate	$26.09
New/Renewal Rate	$26.14
Change	0.2%

Straight-Line Rent Growth (2)
Expiring Rate	$21.27
New/Renewal Rate	$25.67
Change	20.7%

Weighted Average Lease Terms
New (in months)	16
Renewal (in months)	49

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$3.64	$2.74
Renewal leases	$13.3	$3.25
Blended	$5.62	$2.97
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases (1)	Percent of Office Portfolio Square Feet	Annualized Base Rent (2)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (3)	Annualized Base Rent Per Lease Square Foot at Expiration (4)
Available	527,019	13.0%	$—	—	$—	$—
2012	109,492	2.7%	1,204,060	1.3%	11.00	11.00
2013	801,982	19.8%	19,189,024	20.8%	23.93	23.77
2014	126,172	3.1%	4,144,151	4.5%	32.85	33.90
2015	507,713	12.6%	8,943,777	9.7%	17.62	19.33
2016	224,336	5.6%	6,696,088	7.2%	29.85	32.67
2017	783,663	19.4%	23,254,576	25.1%	29.67	31.29
2018	151,478	3.7%	5,096,611	5.5%	33.65	38.68
2019	267,266	6.6%	7,709,274	8.3%	28.84	33.67
2020	236,440	5.8%	7,975,756	8.6%	33.73	45.86
2021	42,811	1.1%	958,642	1.0%	22.39	28.45
Thereafter	75,486	1.9%	2,385,970	2.6%	31.61	43.34
Building management use	21,425	0.5%	—	—%	—	—
Signed leases not commenced	171,410	4.2%	4,953,263	5.4%	28.90	37.94
Total/Weighted Average	4,046,693	100.0%	$92,511,192	100.0%	$26.28	$29.24

______________________________

(1)
Subsequent to the quarter ended September 30, 2012, we completed a lease with Square, Inc. at our 1455 Market property encompassing 246,078 square feet of initial occupancy, and including an expansion option for an additional 81,354 square feet. Pursuant to this lease, Square, Inc. has committed to certain space currently leased to Bank of America. The following summarizes Bank of America's early termination rights by square footage as of September 30, 2012, subject to the pending lease commencements with MTA and Square, Inc.: (1) 38,894 square feet at or around June 30, 2013, subject to satisfaction of certain conditions associated with the lease to MTA; (2) 50,948 square feet at December 31, 2012, 24,438 square feet of which is scheduled to be delivered to Square, Inc. in December, 2012 for lease commencement in February, 2013; (3) 198,272 square feet at December 31, 2013, 25,309 square feet of which is scheduled to be delivered to Square, Inc. in December, 2012 for lease commencement in February, 2013 and another 48,532 of which is scheduled to be delivered to Square, Inc. in December, 2013 for lease commencement in February, 2014; (4) 331,197 square feet at December 31, 2015, 92,740 square feet of which is scheduled to be delivered to Square, Inc. in January, 2013 for lease commencement in February, 2013 and another 15,741 of which is scheduled to be delivered in June, 2013 for lease commencement in July, 2013; and (5) 213,238 square feet at December 31, 2017. Should Square, Inc. exercise its 81,354 square foot expansion option, such expansion would take a corresponding amount of square footage of Bank of America's early termination right on the remaining 124,431 square feet (original 198,272 square feet less the 73,841 mentioned above) at December 31, 2013, for a scheduled lease commencement with Square, Inc. in February, 2014.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2012, by (ii) 12.

(3)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of September 30, 2012.

(4)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of September 30, 2012.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

	Q4 2012		Q1 2013		Q2 2013		Q3 2013
County	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)
San Francisco
Rincon Center	2,369	$24.30	1,377	$40.00	895	$29.00	155,964	$37.51
1455 Market Street	89,842 (2)	12.36	100	69.93	38,894	—	1,511	30.23
875 Howard Street	—	—	—	—	—	—	—	—
222 Kearny Street	1,827	47.27	8,831	43.01	5,171	45.00	11,723	49.07
625 Second Street	—	—	—	—	—	—	25,175	28.02
275 Brannan Street	—	—	—	—	—	—	—	—
901 Market Street	32,615	2.18	32,928	23.00	—	—	2,790	21.00
Subtotal	87,759	$9.63	43,236	$27.74	44,960	$5.75	197,163	$36.70

Los Angeles
First Financial	—	$—	1,101	$31.83	5,033	$39.06	3,473	$39.64
Technicolor Building	—	—	—	—	—	—	—	—
Del Amo Office Building	—	—	—	—	—	—	—	—
9300 Wilshire	1,237	37.08	432	36.11	2,712	56.16	—	—
10950 Washington	—	—	—	—	20,047	28.20	2,174	27.36
604 Arizona	—	—	—	—	—	—	—	—
6922 Hollywood	—	—	—	—	—	—	—	—
10900 Washington	9,919	—	—	—	—	—	—	—
Olympic Bundy	—	—	—	—	54,000	24.02	—	—
Subtotal	11,156	$4.11	1,533	$33.03	81,792	$27.04	5,647	$34.91

Orange
City Plaza	3,325	$31.43	21,188	$17.17	40,388	$29.61	831	$25.20
Subtotal	3,325	$31.43	21,188	$17.17	40,388	$29.61	831	$25.20

San Diego
Tierrasanta	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	—	$—	—	$—

Total	102,240	$9.73	65,957	$24.47	167,140	$21.93	203,641	$36.60
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2012, by (ii) 12.

(2)
Approximately 63,332 square feet of this scheduled expiration has been leased, as follows: (1) MTA has leased 38,894 square feet with an expected commencement date at or around June 30, 2013, subject to satisfaction of certain conditions associated with their lease, and (2) Square, Inc. has leased 24,438 square feet, which is scheduled to be delivered to Square, Inc. in December, 2012 for lease commencement in February, 2013.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	80,761	2.7%
Educational	120,396	4.0%
Financial Services	1,041,029	17.6%
Insurance	181,659	7.9%
Legal	141,039	4.9%
Media & Entertainment	457,512	17.6%
Other	145,359	3.6%
Real Estate	63,484	2.5%
Retail	255,992	6.5%
Technology	472,548	19.6%
Advertising	169,735	5.1%
Government	191,290	7.0%
Healthcare	27,460	1.0%
Total	3,348,264	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Third Quarter 2012 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.